Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENT
The following unaudited pro forma consolidated and combined statement of income (loss) of Baker Hughes, a GE company (the "Company" or “BHGE”) for the year ended December 31, 2017 combines the audited consolidated and combined historical statement of income (loss) of BHGE and the unaudited condensed consolidated historical statement of income (loss) for Baker Hughes Incorporated (“Baker Hughes” or "BHI") adjusted to give effect to the Transactions, as defined in “Note 1. Description of the Transactions” in the notes to the unaudited pro forma consolidated and combined financial statements. The Transactions were accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”) as if their consummation (“Closing”) had occurred on January 1, 2017.
The unaudited pro forma consolidated and combined statement of income (loss) was prepared with General Electric Company's ("GE") Oil & Gas business ("GE O&G") considered the accounting acquirer of Baker Hughes. Under the acquisition method of accounting, the purchase price is allocated to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values with any excess purchase price allocated to goodwill. The final determination of the fair value of assets and liabilities was concluded in the second quarter of 2018.
The unaudited pro forma consolidated and combined statement of income (loss) does not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or revenue synergies that may result from the Transactions.
The unaudited pro forma consolidated and combined statement of income (loss) should be read in conjunction with:
•the accompanying notes to the unaudited pro forma consolidated and combined statement of income (loss),

•
the audited consolidated and combined historical financial statements of BHGE as of and for the fiscal year ended December 31, 2017 and related notes (included as Exhibit 99.2 to this Current Report on Form 8-K), and

•
the unaudited condensed consolidated historical financial statements of Baker Hughes as of and for the six month period ended June 30, 2017 and related notes (as filed with the SEC on July 28, 2017 in Baker Hughes' (now Baker Hughes, a GE company, LLC) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017).

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BAKER HUGHES, A GE COMPANY
UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED STATEMENT OF INCOME (LOSS)
For the fiscal year ended December 31, 2017

	Historical		Pro Forma Adjustments
(In millions, except per share amounts)	BHGE December 31, 2017	BHI June 30, 2017	Acquisition Adjustments (Note 3)		Other Merger Related Adjustments (Note 4)		Items not allocable to BHGE (Note 5)		Pro Forma Consolidated Combined
Revenue:
Sales of goods	$11,062	$1,957	$—		$(4)	4(a)	$—		$13,015
Sales of services	6,117	2,709	—		—		—		8,826
Total revenue	17,179	4,666	—		(4)		—		21,841
Costs and expenses:
Cost of goods sold	9,486	1,668	(16)	3(a)	84	4(b)	—		11,222
Cost of services sold	4,657	2,304	(23)	3(a)	117	4(b)	—		7,055
Research and engineering	—	201	—		(201)	4(b)	—		—
Selling, general and administrative expenses	2,535	409	66	3(b)	—		—		3,010
Restructuring, impairment and other	412	90	—		—		—		502
Merger and related costs	373	80	—		(453)	4(c)	—		—
Total costs and expenses	17,463	4,752	27		(453)		—		21,789
Operating income (loss)	(284)	(86)	(27)		449		—		52
Other non operating income, net	80	—	—		4	4(a)	—		84
Interest expense, net	(131)	(65)	22	3(c)	—		—		(174)
Income (loss) before income taxes and equity in loss of affiliate	(335)	(151)	(5)		453		—		(38)
Equity in loss of affiliate	(11)	(39)	—		—		—		(50)
Provision for income taxes	(45)	(119)	2	3(d)	—		(181)	5(a)	(343)
Net income (loss)	(391)	(309)	(3)		453		(181)		(431)
Less: Net income (loss) attributable to GE O&G pre-merger	42	—	—		(42)	4(d)	—		—
Less: Net loss attributable to noncontrolling interests	(330)	(1)	—		26	4(e)	—		(305)
Net loss attributable to Baker Hughes, a GE company	$(103)	$(308)	$(3)		$469		$(181)		$(126)

Net loss per share attributable to common stockholders:
Class A basic & diluted	$(0.24)								$(0.30)
Weighted average shares outstanding:
Class A basic & diluted	427								427
See accompanying notes to the unaudited pro forma consolidated and combined financial statement

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NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENT

Note 1. Description of the Transactions
On July 3, 2017, we closed our previously announced business combination (the "Transactions") to combine GE O&G and Baker Hughes, creating a world-leading, fullstream oilfield technology provider that has a unique mix of equipment and service capabilities. The Transactions were executed using a partnership structure, pursuant to which GE O&G and Baker Hughes each contributed their operating assets to a newly formed partnership, Baker Hughes, a GE company, LLC ("BHGE LLC"). As a partnership, BHGE LLC will not itself be subject to U.S. federal income tax under current U.S. tax laws. BHGE LLC's foreign subsidiaries, however, are expected to incur current and deferred foreign income taxes. GE holds an approximate 62.5% controlling interest in this partnership and former Baker Hughes stockholders hold an approximate 37.5% interest through the ownership of 100% of our Class A common stock. GE holds its voting interest through our Class B common stock and its economic interest through a corresponding number of common units of BHGE LLC. Former Baker Hughes stockholders immediately after the completion of the Transactions also received a special dividend of $17.50 per share paid by BHGE to holders of record of BHGE's Class A common stock. GE contributed $7.4 billion to BHGE LLC to fund substantially all of the special dividend.
Prior to the Transactions, shares of Baker Hughes common stock were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act) and listed on the New York Stock Exchange and the SIX Swiss Exchange. Following the closing of the Transactions, shares of Baker Hughes common stock were suspended from trading on the New York Stock Exchange and the SIX Swiss Exchange prior to the open of trading on July 5, 2017. The New York Stock Exchange filed a Form 25 on Baker Hughes' behalf to provide notice to the SEC regarding the delisting of Baker Hughes common stock and the termination of registration of the Baker Hughes common stock under Section 12(b) of the Exchange Act.
As a result of the Transactions, on July 3, 2017, BHGE issued 428 million shares of Class A common stock to the former stockholders of Baker Hughes and 717 million shares of Class B common stock to GE. The issuance of BHGE's Class A common stock in connection with the Transactions was registered under the Securities Act of 1933, as amended (the Securities Act), pursuant to BHGE's registration statement on Form S-4 (File No. 333-216991), as amended, filed with the SEC by BHGE and declared effective on May 30, 2017. Pursuant to Rule 12g-3(a) under the Exchange Act, BHGE is the successor issuer to Baker Hughes with respect to the common stock of Baker Hughes. Therefore, the Class A common stock is deemed to be registered under Section 12(b) of the Exchange Act, and BHGE is subject to the requirements of the Exchange Act.
Based on the relative voting rights of former Baker Hughes stockholders and GE immediately following completion of the Transactions, and after taking into consideration all relevant facts, GE O&G is considered to be the "acquirer" for accounting purposes. As a result, the Transactions are reported as a business combination using the acquisition method of accounting with GE O&G treated as the "acquirer" and Baker Hughes treated as the "acquired" company.
Note 2. Basis of Presentation
The accompanying unaudited pro forma consolidated and combined statement of income (loss) has been prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The statement presents the pro forma consolidated results of operations of BHGE based upon the historical financial statements of each of GE O&G and Baker Hughes, after giving effect to the Transactions and are intended to reflect the impact of the Transactions on BHGE’s consolidated statements of income (loss).
The accompanying unaudited pro forma consolidated and combined statement of income (loss) has been prepared using and should be read in conjunction with the respective audited consolidated and combined financial statements of BHGE for the fiscal year ended December 31, 2017 and unaudited condensed consolidated financial statements of Baker Hughes for the six month period ended June 30, 2017. The accompanying unaudited pro forma consolidated and combined statement of income (loss) is presented for illustrative purposes only and does not reflect the costs of any integration activities or benefits that may result from realization of future costs savings due to operating efficiencies or revenue synergies that may result from the Transactions.

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NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENT

The unaudited pro forma consolidated and combined statement of income (loss) for the year ended December 31, 2017 combines the historical consolidated and combined statement of income (loss) of BHGE for the year ended December 31, 2017 and the historical condensed consolidated statement of income (loss) of Baker Hughes for the six month period ended June 30, 2017, to reflect the Transactions as if Closing had occurred on January 1, 2017.
Certain columns may not add due to the use of rounded numbers.
Note 3. Purchase Accounting Adjustments
The unaudited pro forma consolidated and combined statement of income (loss) reflects the allocation of the purchase price to identifiable assets acquired and liabilities assumed, with the excess recorded as goodwill. The purchase price is computed using the value of Baker Hughes’ share price on the closing date of July 3, 2017 of $57.68 per share.
The tables below present the fair value of the consideration exchanged and the fair value of assets acquired and liabilities assumed and the associated fair value of the noncontrolling interest related to the acquired net assets of Baker Hughes. The final determination of the fair value of assets and liabilities was concluded in the second quarter of 2018.

Purchase consideration
(In millions, except share and per share amounts)	July 3, 2017
Baker Hughes shares outstanding	426,097,407
Restricted stock units vested upon closing	1,611,566
Total Baker Hughes shares outstanding for purchase consideration	427,708,973
Baker Hughes share price on July 3, 2017 per share	$57.68
Purchase consideration	$24,670
Rollover of outstanding options into options to purchase Class A shares (fair value)	$114
Precombination service of restricted stock units (fair value)	$14
Total purchase consideration	$24,798

Identifiable assets acquired and liabilities assumed	Fair value at July 3, 2017
Assets
Cash and equivalents	$4,133
Current receivables	2,342
Inventories	1,712
Property, plant and equipment	4,514
Intangible assets (1)	4,005
All other assets	1,335
Liabilities
Accounts payable	(1,213)
Borrowings	(3,370)
Deferred income taxes (2)	(258)
Liabilities for pension and other postretirement benefits	(654)
All other liabilities	(1,676)
Total identifiable net assets	$10,870
Noncontrolling interest associated with net assets acquired	(35)
Goodwill (3)	13,963
Total purchase consideration	$24,798

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NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENT

(1)
Intangible assets, as provided in the table below, are recorded at fair value, as determined by management based on available information. The estimated useful lives for intangible assets were determined based upon the remaining useful economic lives of the intangible assets that are expected to contribute directly or indirectly to future cash flows. We consider the Baker Hughes trade name to be an indefinite life intangible asset, which will not be amortized and will be subject to an annual impairment test.

	Fair Value	Estimated Weighted Average Life (Years)
Trade name - Baker Hughes	$2,100	Indefinite life
Customer relationships	1,240	15
Patents and technology	465	10
In-process research and development	70	Indefinite life
Capitalized software	64	2
Trade names - other	45	10
Favorable lease contracts & others	21	10
Total	$4,005

(2)
Includes approximately $500 million of net deferred tax liabilities related to the fair value of intangible assets included in the purchase consideration and approximately $242 million of other net deferred tax assets, including non-U.S. loss carryforwards net of valuation allowances partially offset by liabilities for unrecognized benefits.

(3)
Goodwill represents the excess of the total purchase consideration over fair value of the net assets recognized and represents the future economic benefits that we believe will result from combining the operations of GE O&G and Baker Hughes, including expected future synergies and operating efficiencies. Goodwill resulting from the Transactions has been primarily allocated to the Oilfield Services segment, of which $67 million is deductible for tax purposes.

The unaudited pro forma consolidated and combined statement of income (loss) reflects the following adjustments:

3(a)
Represents a decrease in cost of goods sold and cost of services sold of $16 million and $23 million, respectively, for the pre-merger period (six month period ended June 30, 2017), resulting primarily from lower depreciation on the finalization of the fair value of our property, plant & equipment.

3(b)
Represents net change in selling, general and administrative expenses of $66 million for the pre-merger period (six month period ended June 30, 2017), resulting from amortization expense of $93 million on the finalization of the fair value of intangible assets and the removal of historical amortization of pre-existing intangibles of $27 million for the pre-merger period (six month period ended June 30, 2017).

3(c)
Represents a decrease in interest and other financial charges of $22 million for the pre-merger period (six months period ended June 30, 2017), resulting from the amortization, by the effective interest method, of the fair value increase to debt (an adjustment of $364 million to record Baker Hughes’ debt at its estimated fair value of $3,143 million (carrying value at July 3, 2017 of $2,779 million) which generates a reduction of interest expense in a manner similar to the amortization of debt premium.

3(d)
Represents an adjustment of $2 million to reflect the aggregate pro forma income tax effect of notes 3(a) through 3(c), which were taxed at a blended global tax rate of 31% which is lower than the U.S. statutory tax rate due to cumulative losses and valuation allowances in certain jurisdictions.

Note 4. Other Adjustments
In addition to the purchase accounting adjustments described in Note 3, other adjustments were made as described in this Note 4. The unaudited pro forma consolidated and combined statement of income (loss) reflects the following adjustments:

4(a)
Represents the reclassification of royalty income of $4 million for the pre-merger period (six month period ended June 30, 2017), to conform the amounts of Baker Hughes to GE O&G’s financial statement presentation, which reflects similar costs as other non operating income (loss).

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NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENT

4(b)
Represents the reclassification of research and engineering costs of $201 million for the pre-merger period (six month period ended June 30, 2017), to conform the amounts of Baker Hughes to GE O&G’s financial statement presentation, which reflects similar costs as either cost of goods sold or cost of services sold depending on their nature. The reclassification is as follows:

•	increase to cost of goods sold of $84 million for the pre-merger period (six month period ended June 30, 2017); and

•	increase to cost of services sold of $117 million for the pre-merger period (six month period ended June 30, 2017).

4(c)
Represents the net elimination of costs related to the Transactions, including legal, professional and other directly attributable transaction costs, of $453 million that were reflected in the historical financial statements of BHGE for the fiscal year ended December 31, 2017 and Baker Hughes for the pre-merger period (six month period ended June 30, 2017), that are non-recurring, directly attributable to the Transactions and incurred within 12 months of the Transactions.

4(d)
Represents the elimination of net income (loss) attributable to GE O&G for the pre-merger period (six month period ended June 30, 2017) as the unaudited pro forma consolidated and combined statement of income (loss) is presented as if the Closing had occurred on January 1, 2017.

4(e)
Represents a decrease in net loss attributable to noncontrolling interests of $26 million for allocated acquisition adjustments and allocated Transactions costs for the pre-merger period (six month period ended June 30, 2017), and to remove costs related to the Transactions historically allocated to noncontrolling interests following the close of the Transactions.

Note 5. Items Not Allocable to BHGE
The following represents an adjustment to the historical financial statements of GE O&G and Baker Hughes to give effect to the formation of BHGE LLC as an entity that is taxed as a partnership pursuant to the terms of the Transaction Agreement and the agreement of the parties with respect to pre-closing tax liabilities and assets.

5(a)
Represents an adjustment of $(181) million for the pre-merger period (six month period ended June 30, 2017). This adjustment eliminates all of the pre-merger U.S. tax benefit associated with assets held directly by BHGE LLC due to the partnership structure and the valuation allowances that BHGE has against its U.S. deferred tax assets.

Note 6. Items Not Included
Costs that may be incurred in connection with the integration of GE O&G and Baker Hughes, which could be material, including transition services agreements, site services agreement, professional fees, consultants, information technology implementation, relocation and severance, are not included or provided for in the unaudited pro forma consolidated and combined statement of income (loss), as these costs would not be considered factually supportable. The unaudited pro forma consolidated and combined statements of income (loss) also do not reflect any revenue or cost synergies expected to be realized in connection with the Transactions.

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